Exhibit 99.01

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

Expenses in connection with the issuance and distribution of $250,000,000 aggregate principal amount of First Mortgage Bonds, 4.350% Series, due February 1, 2042 of South Carolina Electric & Gas Company, registered pursuant to Registration Statement on Form S-3 (File No. 333-163075-01) filed on November 12, 2009, other than underwriting compensation, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission filing fee	$28,650
Printing and Delivery Expense	20,000
Blue Sky and Legal fees	45,000
Rating Agency fees	317,000
Trustee fees	11,000
Accounting services	50,000
Miscellaneous	3,350
Total	$475,000